STOCKHOLDERS AGREEMENT

THIS AGREEMENT (the “Agreement”), dated effective as of the 28th day of September 2007 (the “Effective Date”), is made by and among MEDIAMORPH, INC., a Delaware corporation (the “Company”), Michael Sid, an individual (“Sid”), Shahid Khan, an individual (“Khan”) and Yuval Segal, an individual (“Segal”). Sid, Khan and Segal are hereinafter collectively referred to as the “Stockholders”.

WITNESSETH:

WHEREAS, the Company is a recently-formed Delaware corporation engaged in the business of developing and providing software and/or web-based solutions to provide for the distribution of digital content; and

WHEREAS, as a condition to the closing of a private placement of the Company’s securities to certain accredited investors, the Stockholders and the Company have agreed to enter into the agreements set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto do hereby agree as follows:

1. Certain Definitions

Unless the context otherwise requires, the terms defined in this Section 1 shall have, for all purposes of this resolution, the meanings herein specified.

Closing Date: The term “Closing Date” means the date on which the Company consummates the sale of $600,000 of its securities to certain accredited investors in a private placement pursuant to Rule 506 of Regulation D, promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended.

Common Stock: The term “Common Stock” means the shares of Common Stock, par value $.001 per share, of the Company.

Non-Interested Directors: The term “Non-Interested Directors” means the members of the Board of Directors of the Company, serving at any time during the term of this Agreement, other than the Stockholders.

Operating Metrics: The term “Operating Metrics” means the performance standards agreed to by the Parties as described in Section 2.1 of this Agreement.

Repurchase Date: The term “Repurchase Date” means any date set by the Company for the repurchase of all or a part of the Shares in accordance with the terms and conditions of this Agreement.

Repurchase Price: The term “Repurchase Price” means (a) with respect to Shares owned by the Stockholders on or before the Effective Date (as set forth on Schedule 1 to this Agreement), the price of $0.05 per share, and (b) with respect to any Shares acquired by the Stockholders subsequent to the Effective Date (other than in connection with transactions contemplated by clauses (iii) and (iv) of the definition of the term “Shares” with respect to Shares held as of the Effective Date), either (A) for Shares acquired without payment of additional consideration by a Stockholder, the Repurchase Price shall be $0.05 or (B) for Shares acquired upon payment of additional consideration by a Stockholder, the Repurchase Price shall be equal to the actual purchase price paid by a Stockholder for such Shares; provided, however, that the Repurchase Price shall in any event be subject to any proportional adjustments necessary to give effect to the transactions contemplated in clauses (iii) and (iv) of the definition of the term “Shares” set forth below.

Shares: The term “Shares” means the shares of Common Stock held by the Stockholders, whether beneficially or of record, (i) as of the Effective date of this Agreement; (ii) subsequent to the Effective Date; (iii) any shares of any class of capital stock or other securities into which or for which the shares of Common Stock described in clauses (i), (ii) and (iv) of this definition may be converted or exchanged pursuant to any recapitalization, reorganization, merger or consolidation of the Company or sale of all or substantially all of the assets of the Company; and (iv) any other shares of Common Stock of the Company issued in respect of the shares of capital stock described in clauses (i), (ii) and (iii) of this definition because of stock splits, stock dividends, reclassification, recapitalization, or similar events. As of the Effective Date hereof, the number of Shares held by each Stockholder is as appears on Schedule 1 to this Agreement.

2. Right of Repurchase

2.1 Operating Metrics. The Company and the Stockholders hereby agree that in the event the Operating Metrics described in this Section 2.1 are not satisfied on or before the dates specified herein, the Company shall have the option, which may be exercised in the sole discretion of a majority of the then-serving Non-Interested Directors, in accordance with the procedures described herein, to repurchase some or all the Shares for the Repurchase Price. The Operating Metrics are:

a. Prior to the expiration of the twelve month anniversary of the Closing Date, the Company has developed a prototype of its software application for presentation to potential customers or strategic alliance partners; and

b. At any time prior to the expiration of the twenty-four month anniversary of the Closing Date, the Company has received revenues from either (i) customers or (ii) strategic alliance partners, either directly or indirectly through resellers or similar distribution relationships, for at least two fiscal quarters.

2.2 Satisfaction of Operating Metrics. In the event that both of the Operating Metrics have been satisfied, this Agreement shall terminate immediately upon the date that the second Operating Metric is satisfied and the Company’s right of repurchase, and the restrictions set forth elsewhere in this Agreement, shall immediately expire.

2.3 Failure to Satisfy Operating Metrics. In addition, it is acknowledged and agreed that in the event the Operating Metrics have not been satisfied, the Non-Interested Directors shall review the Company’s operating progress and by resolution of a majority of such Non-Interested Directors, may either (a) waive the right of repurchase as described herein; (b) modify the conditions for determining the vesting of the right of repurchase (with the consent of the Stockholders) or (c) provide the Stockholders with an additional period of time, as determined by a majority of the Non-Interested Directors, within which to develop an alternative business plan. The Non-Interested Directors shall have the sole discretion, by resolution of a majority thereof, of whether to approve any alternative business plan. In the event that a majority of the Non-Interested Directors agrees to waive the right of repurchase or approve an alternative business plan, this Agreement shall immediately terminate on the date the waiver is granted or such alternative business plan is adopted.

2.4 Right of Repurchase. In the event that the Company does not satisfy either of the Operating Metrics and a majority of the Non-Interested Directors have not (i) adopted an alternative business plan presented by the Stockholders or (ii) elected to waive or modify the right of repurchase, the Company shall have the right to repurchase some or all of the Shares for the Repurchase Price. In the event the Company determines to repurchase less than all of the Shares, it shall treat each of the Stockholders equally and repurchase an equal percentage of the Shares owned by each Stockholder. This right or repurchase may be exercised by the Company on only one occasion.

2.5 Procedures for Repurchase.

(a) In the event a majority of the Non-Interested Directors elect to exercise the repurchase right, the Company shall promptly deliver a notice to the Stockholders notifying them of the decision to repurchase the Shares (the “Repurchase Notice”). The Repurchase Notice shall be delivered within three (3) business days from the date of such determination and shall state (i) the number of Shares of each Stockholder to be repurchased for the Repurchase Price and (ii) the Repurchase Date.

(b) The Company shall not be permitted to exercise this repurchase right in the event that for any reason, including without limitation a prohibition under applicable law, the Company is prohibited from redeeming all of the Shares on the Repurchase Date, the Company shall be permitted to repurchase as many shares as it is legally possible to do, ratably among the Stockholders. Thereafter, this Agreement shall terminate and be of no further force or effect.

(c) On the Repurchase Date, the Company shall deliver to the account of the Stockholders payment in full of the Repurchase Price in immediately available U.S. funds to an account designated for such purpose by each of the Stockholders. Simultaneously with its receipt of the cash payment for the Repurchase Price, each Stockholder shall deliver to the Company or its agent the certificates representing the Shares to be repurchased duly endorsed or assigned either to the Company or in blank, free and clear of any restrictions, liens, encumbrances, security interests or claims; provided, however, that upon the payment by the Company of the Repurchase Price, all rights in respect of the Shares to be repurchased shall cease and terminate, and such shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Company.

(d) Once repurchased pursuant to the provisions of this Section 2.5, each such repurchased Share shall be canceled revert to the status of authorized and unissued shares of Common Stock and this Agreement shall immediately terminate.

2.6 Related-Party Transfers. In the event a Stockholder transfers any Shares to (a) any immediate family member or any trust, custodial account or other affiliated entity, for the sole benefit of himself or members of his immediate family or (b) in accordance with applicable laws of descent and distribution, then in each case, the transferee of any such Stockholder shall be subject to the terms of this Agreement.

3. Termination.

3.1 Termination of Agreement. This Agreement shall terminate and be of no further force and effect upon the occurrence of any one of the following events:

(a) The occurrence of any of the events described in Sections 2.2, 2.3 and 2.5 of this Agreement;

(b) The mutual consent of the parties hereto;

(c) The sale of all or substantially all of the assets of the Company;

(d) The consummation by the Company with another company of a merger, acquisition, consolidation or similar such transaction; or

(e) The filing by or against the Company of a petition under the Federal Bankruptcy Act which is not discharged within a 30 day period; the final adjudication of the Company as bankrupt; or the assignment by the Company of its assets for the benefit of creditors.

3.2 Partial Termination. Subject to the provisions of Section 2.6, in the event a Stockholder sells, transfers or otherwise disposes of any of his Shares, upon the effective date of such transfer, the provisions of this Agreement shall terminate solely with respect to such transferred Shares, but shall remain in full force and effect regarding the Shares that continue to be held by the transferring Stockholder and the other Stockholders.

4. Miscellaneous

4.1 Entire Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written and oral, with respect to its subject matter. No failure or delay on the part of the Parties or any of them in exercising any right, power or privilege hereunder nor any course of dealing between the Parties or any of them shall operate as a waiver of any such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude the simultaneous or later exercise of any other right, power or privilege.

4.2 Parties in Interest. The Agreement shall be binding upon and shall inure to the benefit of and be binding upon the parties hereto and subject to the provisions of this Agreement, their respective successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any other person or entity any rights, remedies, obligations or liabilities of any nature whatsoever under or by reason of this Agreement.

4.3 Assignment. The Company may not assign any of its rights hereunder to any other person or entity, without prior written consent of the Stockholders.

4.4 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given when delivered personally or by overnight courier, or telecopy or on the third (3rd)

business day after mailing if mailed by prepaid registered or certified mail (return receipt requested), addressed as follows:

If to the Company:	With a copy to:
MediaMorph, Inc. Attention: Chairman of the Board	Becker & Poliakoff, LLP 45 Broadway, 11th Floor New York, NY 10006 Fax: (212) 557-0295 Attn: Michael A. Goldstein, Esq.
If to Sid:
Michael Sid
If to Khan:
Shahid Khan
If to Segal:
Yuval Segal

4.5 Captions. The table of contents and captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

4.6 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Agreement.

4.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed by their signature as natural persons or by individuals by their duly authorized officers as of the date first written above.

The Stockholders:
/s/ Michael Sid
Michael Sid

/s/ Shahid Khan
Shahid Khan

/s/ Yuval Segal
Yuval Segal

MediaMorph, Inc.
By:	/s/ Michael Sid
Name: Michael Sid
Title: President

By:	/s/ Kenneth Levy
Name: Kenneth Levy
Title: Authorized Member of the Board of Directors

SCHEDULE A TO STOCKHOLDERS AGREEMENT

DATED SEPTEMBER 28, 2007

Name of Stockholder	Number of Shares (as of the date hereof)
Michael Sid	1,044,000
Shahid Khan	1,152,000
Yuval Segal	72,000